Exhibit 10.29

CONFIDENTIAL INFORMATION
Certain confidential information has been excluded from the following exhibit because it is both not material and would likely cause competitive harm to Dollar Tree, Inc. if publicly disclosed. Terms that have been omitted are marked with brackets and an asterisk [*].

Agreement
This Agreement ("Agreement") is entered into by and between Dollar Tree, Inc. (the "Employer" or “Company”) on behalf of itself and its direct and indirect subsidiaries, including Family Dollar Stores, Inc., and each of their respective associates, officers, directors, shareholders, and agents, individually and in their official capacities (collectively referred to as the "Employer Group") and Duncan Mac Naughton (the "Employee") (the Employer and the Employee are collectively referred to as the "Parties") as of the later of the dates signed by the Parties.
The Parties agree that the Employee's last day worked with the Employer will be February 1, 2020 (the "Separation Date"). After the Separation Date, the Employee will not represent himself as being an employee, officer, agent, or representative of the Employer Group for any purpose. Except as otherwise set forth in this Agreement, the Employee will not be entitled to any further compensation, monies, or other benefits from the Employer Group, including coverage under any benefit plans or programs sponsored by the Employer Group, as of the Separation Date.
1.Return of Property. By no later than the Separation Date, the Employee will return all Employer Group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Employer Group property in the Employee's possession.
2.    Employee Representations. The Employee specifically agrees, warrants, and represents that he (a) has not filed any claims, complaints, or actions of any kind against the Employer Group with any arbitral panel, court of law, or local, state, or federal government or agency; (b) has been properly paid for all hours worked for the Employer Group; (c) has received all compensation due to date; and (d) has not engaged in and is not aware of any unlawful conduct relating to the business of the Employer Group.
3.    Separation Benefits. In consideration for the Employee's (a) execution of, non-revocation of, and compliance with this Agreement, including the Employee’s waiver and release of claims in Section 4 (the “Release”), and (b) compliance with the Post Termination Covenants (as defined in Section 5), and (with respect to Sections 3(a) and 3(b)) subject to the Employee’s continued employment through the Separation Date, re-affirmation of the Release contemplated by Section 4(e), and compliance with the Post Termination Covenants, the Employer Group agrees to provide the following benefits to which the Employee is not otherwise entitled:

(a)    Continued payment of base salary in accordance with the Employer's regular payroll practices, less all relevant taxes and other withholdings, for a period of twelve (12) months starting on the Separation Date (the “Salary Continuation Period”), provided that no such continued payments shall be made prior to the Effective Date (as defined below). The first installment payment shall include all amounts that would otherwise have been paid to the Employee during the period beginning on the Separation Date and ending on such first payment date. In the event the Employee accepts an offer of employment or an offer to provide services in a consulting or other capacity during the Salary Continuation Period, the Employee agrees to so inform the Company within three (3) business days, at which time Salary Continuation payments under this Section 3(a) shall cease;
(b)    If the Employee timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company shall reimburse the Employee for the monthly COBRA premium paid by the Employee for the Employee and the Employee’s dependents during the Salary Continuation Period. Such reimbursement shall be paid to the Employee on a monthly basis, within ten (10) business days following the month in which the Employee timely remits the premium payment. In the event the Employee receives or becomes eligible to receive substantially similar coverage from another employer or other source during the Salary Continuation Period, the Employee agrees to so inform the Company within three (3) business days, at which time COBRA reimbursements shall cease. The Employee shall be solely responsible for the tax consequences of any such payments; and
(c)    [*].
The Employee acknowledges that the provisions of this Section 3 satisfy in full any rights the Employee may have to severance payments or benefits under the Executive Agreement or under any other plan, agreement, or arrangement of or with any member of the Employer Group.
4.    Employee's General Release and Waiver of Claims. In exchange for the consideration provided in this Agreement, the Employee and the Employee's heirs, executors, representatives, agents, insurers, administrators, successors, and assigns (collectively, the "Releasors") irrevocably and unconditionally fully and forever waive, release, and discharge the Employer Group, in their corporate and individual capacities (collectively, the "Releasees") from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys' fees) of any kind whatsoever (collectively, "Claims"), whether known or unknown, from the beginning of time to the date of the Employee's execution of this Agreement, including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee's hire, benefits, employment, termination, or separation from employment with the Employer Group and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:

(a)    any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, with respect to existing but not prospective claims, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification Act, as amended, the Age Discrimination in Employment Act, as amended, the Uniform Services Employment and Reemployment Rights Act, as amended, the Genetic Information Nondiscrimination Act of 2008, the Retaliatory Employment Discrimination Act, Persons with Disabilities Protection Act, Discrimination Against Persons with Sickle Cell Trait, Discrimination Based Upon Genetic Testing and Information, Discrimination Based Upon Use of Lawful Products, Discrimination Based Upon AIDS or HIV Status, Hazardous Chemicals Right to Know Act, Jury Service Discrimination, and Military Service Discrimination, all of their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;
(b)    any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;
(c)    any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and
(d)    any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs, and disbursements.
However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission, or other similar federal or state administrative agencies, although the Employee waives any right to monetary relief related to such a charge or administrative complaint; (B) claims which cannot be waived by law; and (C) any rights to vested benefits under the Company’s welfare and retirement plans, which are governed by the terms of the applicable plan documents.
(e)     Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time to the date of the Employee's execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Employee hereby acknowledges and confirms that:

(i)    the Employee has read this Agreement in its entirety and understands all of its terms;
(ii)    by this Agreement, the Employee has been advised in writing of the right to consult with an attorney of the Employee's choosing and has consulted with counsel as the Employee believed was necessary before executing this Agreement;
(iii)    the Employee knowingly, freely, and voluntarily assents to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;
(iv)    the Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;
(v)    the Employee was given at least twenty-one (21) days to consider the terms of this Agreement, although the Employee may sign it sooner if desired, and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period;
(vi)    the Employee understands that the Employee has seven (7) days from signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to the Chief Legal Officer at the Employer Group, 500 Volvo Parkway, Chesapeake, VA 23320 by overnight delivery before the end of this seven-day period;
(vii)    in the event of a revocation by the Employee, the Employer Group has the option of treating this Agreement as null and void in its entirety; and
(viii)    the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Agreement.
This Agreement shall not become effective until the eighth (8th) day after the Employee and the Employer Group execute this Agreement (the "Effective Date"). The Employee agrees to re-affirm the Release as of the Separation Date, in a form to be provided by the Company that will be consistent in substance with the terms of this Section 4, except that it will cover all Claims through the Separation Date. No payments due to the Employee under this Agreement shall be made or begin before the later of the Effective Date and the date that the Release re-affirmation contemplated by the preceding sentence becomes irrevocable. If the Employee revokes the Release or Release re-affirmation, or does not re-affirm the Release as contemplated by this paragraph, no payments or benefits shall be made or provided under Section 3.
(f)    Whistleblower Protection and Notice of Immunity under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement or any other agreement or Company policy, the Employee will not be held liable under this Agreement or any other agreement or Company policy or any federal or state trade secret law for any disclosure of a trade secret or other Confidential Information that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (iii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
5.    Post-Termination Covenants. The Employee agrees beginning December 9, 2019:
(a)    to abide by the Covenants set forth in Section 2 of the Executive Agreement, as amended hereby;
(b)    without limitation of the Employee’s obligations under Section 2 of the Executive Agreement, that, for a period ending [*] from the Separation Date, the Employee shall not directly or indirectly solicit, hire, recruit, or attempt to hire or recruit, any Company Executive, or induce the termination of employment of any Company Executive. “Company Executive” means [*]. The types of communication prohibited by this provision explicitly include all forms of oral, written, or electronic communication, including, but not limited to, communications by email, regular mail, express mail, telephone, fax, instant message, and social media, where the purpose of or reasonably anticipated impact or consequence of the communication would be to solicit, hire or recruit such person. For the avoidance of doubt, this restriction applies regardless of whether the Employee or the applicable Company Executive initiated the first communication;
(c)    without limitation of the Employee’s obligations under Section 2 of the Executive Agreement, that, for a period ending [*] from the Separation Date, the Employee shall not communicate in any way, whether orally, in writing, or electronically, with any person other than the Company’s then current officers or members of the Board of Directors (including, but not limited to, shareholders, investors, analysts, consultants, or employees), regarding any information, financial, strategic, or otherwise, or other views, concerning the Employer or the Employer Group or any of their prospects or business; provided, however, that the Employee may communicate privately with respect to personal matters specific to the Employee (agreements, benefits, compensation, etc.).
The Employee’s commitments under this Section 5 are collectively referred to as the “Post Termination Covenants”.
6.    Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Employer Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief under the Parties’ existing arbitration agreement or otherwise. The Parties mutually agree that this Agreement can be specifically enforced and can be cited as evidence in arbitral and any other legal proceedings alleging breach of the Agreement.

7.    Successors and Assigns.  The Employer Group may assign this Agreement and it shall inure to the benefit of the Employer Group and its successors and assigns. The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.
8.    Arbitration. The parties agree that any dispute, controversy, or claim arising out of or related to the Employee's employment with the Employer, this Agreement, including the validity of this arbitration clause, or any breach of this Agreement shall be governed by the Parties’ existing arbitration agreement.
9.    Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Delaware, without regard to conflicts-of-law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought in accordance with the requirements of the Parties’ Mutual Agreement to Arbitrate Claims, except that the Company may seek temporary or permanent injunctive relief or other forms of immediate relief related to a breach by Executive of any of the covenants in this Agreement in the state or federal courts located in Wilmington, Delaware or Norfolk, Virginia.
10.    Entire Agreement. Unless specifically provided herein, this Agreement, the Executive Agreement (as modified hereby), and the Parties’ arbitration agreement contain all of the understandings and representations between the Company, the Employer Group and the Employee relating to the subject matter hereof and it supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter.
11.    Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by an officer of the Employer. No waiver by either Party of any breach by the other party of any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.
12.    Severability. Should any provision of this Agreement be held by a court or arbitral authority of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held to be unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The Parties further agree that any such court or arbitral authority is expressly authorized to modify any such unenforceable provision of this Agreement by making such modifications as it deems necessary to carry out the intent and agreement of the Parties to the maximum extent permitted by law.
13.    Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

14.    Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
15.    Nonadmission. Nothing in this Agreement shall be construed as an admission by the Employer Group of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.
16.    Notices. All notices under this Agreement to the Employer Group must be given in writing by overnight courier addressed to Chief Human Resources Officer, 500 Volvo Parkway, Chesapeake, VA 23320, with a copy to the Chief Legal Officer. Notices to the Employee shall be sent to the last address noted in the Employer’s payroll system.
17.    Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Employer Group makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer Group be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.
18.    Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE'S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE'S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER GROUP FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth below.

DUNCAN MAC NAUGHTON		DOLLAR TREE, INC.
Signature:	/s/ Duncan Mac Naughton	By	/s/ Gary M. Philbin
		Name:	Gary M. Philbin
Date:	December 19, 2019	Title:	Chief Executive Officer
		Date:	December 22, 2019

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